Investor Update

Investor Update: October 31, 2023

This update provides JetBlue’s investor guidance for the fourth quarter ending December 31, 2023 and full year 2023.

Fourth Quarter and Full Year 2023 Outlook	Estimated 4Q 2023	Estimated FY 2023
Capacity and Revenue
Available Seat Miles (ASMs) Year-Over-Year	0.5% - 3.5%	5.0% - 7.0%
Revenue Year-Over-Year	(10.5%) - (6.5%)	3.0% - 5.0%
Expense
CASM Ex-Fuel[1] (Non-GAAP) Year-Over-Year [2]	8.5% - 10.5%	4.5% - 5.5%
Operating Expenses Related to Other Non-Airline Businesses	~$15 million	$60 - $70 million
Estimated Fuel Price per Gallon [3,4]	$3.05 - $3.20	$3.02 - $3.07
Interest Expense	$60 - $70 million	$205 - $215 million
Share Count [5]	~338 million	~333 million
Adjusted Loss per Share (EPS) (Non-GAAP) [1]	($0.55) - ($0.35)	($0.65) - ($0.45)
Capital Expenditures	~$400 million	~$1.2 billion

1 Non-GAAP financial measure; Refer to Note A for further details on non-GAAP forward looking information.

2 Includes the impact from the new pilot union agreement of approximately four points for the fourth quarter and three points for full year 2023.
3 Includes fuel taxes and hedges.
4 JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its prompt quarter. Fuel price is based on forward curve as of October 20, 2023.

5 Average share count for the period. The number of shares used in JetBlue's actual earnings per share calculation will likely be different than those stated above.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Fuel Hedges

As of October 31, 2023 JetBlue’s advanced fuel derivative contracts are as follows:

	Gallons	Estimated Percentage of Consumption	Price

4Q23	67 million	~31%	• USGC Jet bull call spreads at an average strike price of $2.55/gal x $2.80/gal
FY23	224 million	~25%	• USGC Jet bull call spreads at an average strike price of $2.63/gal x $2.88/gal

Order Book

As of September 30, 2023 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 92 Airbus A321 aircraft, 19 Airbus A220 aircraft and 55 Embraer E190 aircraft, for a total of 296 aircraft. During the third quarter, JetBlue took delivery of two Airbus A220 aircraft, two Airbus A321neo aircraft and one Airbus A321 LR aircraft.

JetBlue’s aircraft delivery planning assumptions for the full year 2023 as of October 31, 2023:

Year	A220	A321NEO	A321NEO LR	TOTAL
2023	10	3	4	17
2024	20	6	2	28

JetBlue’s contractual aircraft return schedule for the full year 2023 and 2024 as of October 31, 2023:

Year	A320	Embraer E190	TOTAL
2023 [1]	(1)	(6)	(7)
2024	(8)	(16)	(24)
1 During the third quarter, JetBlue purchased three A320 aircraft off lease.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Forward Looking Information
This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Investor Update may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Investor Update include, without limitation, statements regarding our outlook and future results of operations and financial position, and our order book and related assumptions. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to our Northeast Alliance with American Airlines Group Inc. and our planned wind-down of the Northeast Alliance; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit Airlines Inc. (“Spirit”) or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger with Spirit (the “Merger”); the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of the combined company following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforces, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs under the CARES Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; changes in government regulations in our industry; acts of war or terrorism; changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration of the Merger with Spirit.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2022. In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur. Our forward-looking statements speak only as of the date of this Investor Update. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Investor Update. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies.

With respect to CASM Ex-Fuel guidance (1) and Adjusted EPS guidance (2), we are not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measures cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. Further information concerning our non-GAAP financial measures is contained in JetBlue’s filings with the SEC, including but not limited to in the Current Report on Form 8-K filed with the SEC on October 31, 2023 and the exhibits thereto.

(1) Operating Expense per Available Seat Mile (“CASM”) Ex-Fuel is a non-GAAP measure that excludes fuel and related taxes, other non-airline operating expenses, and special items.
(2) Adjusted EPS is a non-GAAP measure that excludes special items and investment gains and losses.

4
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com